                   [BROWNSTEIN HYATT & FARBER, P.C. LETTERHEAD]



                                January 10, 2002


quepasa.com, inc.
5115 N. Scottsdale Road, Suite 101
Scottsdale, Arizona  85250

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of the Proxy Statement/Form S-4 Registration Statement to be filed with the Securities and Exchange Commission (the "REGISTRATION STATEMENT") pursuant to the Amended and Restated Merger Agreement (the "MERGER AGREEMENT") dated as of October 11, 2001, among quepasa.com, inc. ("QUEPASA"), Great Western Land and Recreation, Inc. ("GREAT WESTERN"), GWLAR, Inc. ("GWLAR"), and GWLR, LLC.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         We have acted as legal counsel to quepasa in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         1. The Merger Agreement;

         2. The Registration Statement; and

         3. The tax representation letters (the "TAX REPRESENTATION LETTERS") expected to be delivered to us by quepasa and Great Western related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective
Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

quepasa.com, inc.
January 10, 2002
Page 2


         b. All representations, warranties and statements made or agreed to by quepasa, Great Western and GWLAR, their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

         c. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         d. The Merger will be reported by quepasa, Great Western and GWLAR on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

         e. Any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach, or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time, then, for U.S. federal income tax purposes, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue code of 1986, as amended.

         In addition, we are of the opinion that, in the event the merger is not consummated and quepasa is liquidated, amounts received by the shareholders in a complete liquidation of quepasa will be treated as full payment in exchange for the stock held by such shareholders. Shareholders should recognize gain or loss measured by the difference between the amount of cash and fair market value of other property received in liquidation and the tax basis of their shares of quepasa common stock.

         We are of the opinion that the tax consequences discussed in the sections of the Registration Statement entitled "Material Tax Consequences to the Shareholders of quepasa" and "Proposal 4. Authorization for the Board of Directors of quepasa to pursue the Liquidation and Dissolution of quepasa in the Event the Merger is Not Consumated" are correct in all material respects, subject to the limitations set forth herein and therein.

         This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any tax consequences of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax banks, tax-quepasa.com, inc.
January 10, 2002
Page 3


exempt organizations, non-United States persons, U.S. stockholders who own at least five percent of either the total voting power or the total value of the stock of Great Western immediately after the Merger, and stockholders who acquired their shares of quepasa stock pursuant to the exercise of options or otherwise as compensation).

         No opinion is expressed as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provisions thereof. To the extent that any of the representations, warranties, covenants, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         This opinion is being delivered solely for the purposes of being included as an exhibit to the Registration Statement. It may not be relied upon or utilized for any other purposes or by any other person and may not be made available to any other person, without our prior written consent. We hereby consent to the use of our name under the headings "Material Tax Consequences to the Shareholders of quepasa" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                                      Very truly yours,


                                      /s/ Brownstein Hyatt & Farber, P.C.

                                      BROWNSTEIN HYATT & FARBER, P.C.


EXHIBITS:

         EXHIBIT A - An Officers' Tax Certificate of quepasa.com, inc., dated December 6, 2001, and signed by an authorized officer of quepasa.com, inc.

quepasa.com, inc.
January 10, 2002
Page 4


         EXHIBIT B - An Officer's Tax Certificate of Great Western Land and Recreation, Inc. and GWLAR, Inc., dated December 6, 2001, and signed by authorized officers of Great Western Land and Recreation, Inc. and GWLAR, Inc.